Exhibit 99.1

NEWS RELEASE

Date: May 11, 2004	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Richard Schweppe
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Quarterly and Fiscal Year Revenues and Earnings

IRVINE, California, May 11, 2004 – CorVel Corporation (NASDAQ: CRVL) reported earnings per share of $0.29 for the quarter ended March 31, 2004, compared to per share earnings of $0.39 for the same quarter of the prior year. The Company reported net income of $1.48 per share for fiscal 2004, versus earnings of $1.50 per share in the prior year.

For the fiscal year ended March 31, 2004, revenues were $305 million, representing an 8% increase over the $283 million of revenues achieved in fiscal 2003. Nationally, workers’ compensation claims continue to reflect the cyclically soft labor market in the U.S.

Although cyclical weakness in claims began impacting results earlier in the year, overall results were sharply impacted by the additional revenue losses created in the fall by the repeal of Colorado’s automobile managed care laws which caused auto customers in Colorado to reduce their usage of managed care services. In January of 2004, new California workers’ compensation laws became effective which reduced the scope of medical review services in connection with workers’ compensation claims. The combination of these successive events have required CorVel to adjust its staffing and resource allocations, and have reduced the scope of its operations in these two states.

During the quarter the Company continued the launch of its Enterprise Comp line of claims management tools. Enterprise Comp includes applications of CorVel’s artificial intelligence tools, designed to automate the processing of incoming casualty claims. This new service reduces the labor in claims management and better focuses remaining resources.

CorVel’s MedCheck medical review and CorCare PPO revenues were up 8% from the same quarter of the prior year. The Company is now expanding the scope of these services to include a larger range of medical cost-containment services, opening new markets for its services. In addition, during the quarter, testing and pilot operations for a third-generation version of MedCheck were completed. This opens the way for initial implementation of this newest version of MedCheck in the coming quarter. This product includes improved processing speeds, as well as more fully-integrated document management features that assist insurers and TPAs with their automation plans. We will continue to work on improving operating efficiencies in the coming year.

During the quarter the Company completed a substantial expansion in the capacity of CareMC, its proprietary healthcare transaction processing website. Service volume increases had created “scaling” bottlenecks, which in turn required investments in expanded processing capabilities. CareMC is designed to connect providers, payors, employers and managed care vendors in the workers’ compensation market. CareMC has opened the door to the expanded use of document management and the improved scheduling of episodes of care in CorVel’s directed care networks.

During the quarter the Company continued to add new customers for its expanding services in the automobile insurance industry. Service for one of these customers began in early April. Although legislative changes reduced operations in Colorado, CorVel continues to expand its service to this industry in other states. Many of the Company’s innovations for the workers compensation market have application, with some modification, in the auto market.

About CorVel
CorVel Corporation (http://www.corvel.com) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 1,500 clients through its 3,225 associates and 180 offices in 49 states. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characteristics of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often by identified by words such “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, similar expressions, and variations or negatives of these words. These forward looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for CorVel include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, competition from other managed care companies, customer contract cancellations, the ability to expand certain areas of the Company’s business, shifts in customer demands, the effects of new and emerging technologies, problems or delays in the testing and delivery of new services and products, changes in operating expenses, including employee wages, benefits and medical inflation, and governmental and public policy changes.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Income Statement
Three months ended March 2003 and 2004 (unaudited)

	Three months ended March 31,
	2003	2004
Revenues	$73,987,000	$76,758,000
Cost of revenues	60,823,000	65,001,000

Gross profit	13,164,000	11,757,000
General and administrative expenses	6,275,000	6,731,000

Income before income taxes	6,889,000	5,026,000
Income tax provision	2,618,000	1,910,000

Net Income	$4,271,000	$3,116,000

Net income per share
Basic	$.40	$.29

Diluted	$.39	$.29

Weighted average shares outstanding
Basic	10,647,000	10,564,000
Diluted	10,954,000	10,789,000

CorVel Corporation
Income Statement
Twelve months ended March 31, 2003 and 2004 (audited)

	Twelve months ended March 31,
	2003	2004
Revenues	$282,776,000	$305,279,000
Cost of revenues	230,947,000	253,846,000

Gross profit	51,829,000	51,433,000
General and administrative expenses	25,081,000	26,067,000

Income before income taxes	26,748,000	25,366,000
Income tax provision	10,164,000	9,353,000

Net Income	$16,584,000	$16,013,000

Net income per share
Basic	$1.54	$1.51

Diluted	$1.50	$1.48

Weighted average shares outstanding
Basic	10,735,000	10,585,000
Diluted	11,057,000	10,838,000

CorVel Balance Sheet
Summary Balance Sheet Information
As of March 31, 2003 and March 31, 2004

	March 31, 2003	March 31, 2004
Assets
Cash and cash equivalents	$5,913,000	$8,641,000
Accounts receivable, net	45,394,000	45,538,000
Prepaid taxes and expenses	1,815,000	2,901,000
Deferred income taxes	5,029,000	4,316,000
Property and Equipment, Net	25,848,000	29,387,000
Other Assets	9,326,000	13,066,000

TOTAL ASSETS	$93,325,000	$103,849,000

Liabilities and Stockholders’ Equity
Accounts payable	$6,880,000	$8,303,000
Accrued liabilities	13,758,000	11,847,000
Deferred income taxes	5,467,000	6,077,000
Common stock and paid-in-capital	47,467,000	54,010,000
Treasury Stock	(84,127,000)	(96,281,000)
Retained earnings	103,880,000	119,893,000

TOTAL LIABILITIES AND EQUITY	$93,325,000	$103,849,000